THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT, dated as of April 30, 1996, amends and modifies a certain Credit Agreement, dated as of February 16, 1995, as amended by amendments dated as of June 26, 1995 and March 4, 1996 (as so amended, the "Credit Agreement"), between VIDEO LOTTERY TECHNOLOGIES, INC. (the "Borrower") and FIRST BANK NATIONAL ASSOCIATION (the "Bank")"), as Administrative Bank and as the Bank. Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

     FOR VALUE RECEIVED, the Borrower and the Bank agree that the Credit Agreement is amended as follows.

                 ARTICLE I - AMENDMENTS TO THE CREDIT AGREEMENT

     1.1 Termination Date. The definition of "Termination Date" in Section 1.1 is amended by deleting "May 1, 1996" and inserting "June 30, 1997" in place thereof.

     1.2 Construction. All references in the Credit Agreement to "this Agreement", "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment. Reference in the Revolving Note to "Termination Date" shall be deemed to refer to the Termination Date as extended pursuant to this Amendment.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES

     To induce the Bank to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Bank that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                       ARTICLE III - CONDITIONS PRECEDENT

     This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

     3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article VII of the Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

     3.2 Defaults. Before and after giving effect to this Amendment, no Event of Default and no Unmatured Event of Default shall have occurred and be continuing under the Credit Agreement. The execution by the Borrower of this Amendment shall be deemed a representation that the Borrower has complied with the foregoing condition.

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     3.3 Documents and Fee. The following shall have been delivered to the Bank, each duly executed and dated, or certified, as of the date hereof, as the case may be, and the following fee shall have been paid to the Bank:

     (a) Resolutions; Incumbency. Certified copies of resolutions of the Board of Directors of the Borrower authorizing or ratifying the execution, delivery and performance, respectively, of this Amendment, the Note and other documents provided for in this Amendment, and a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names of the officer or officers of the Borrower authorized to sign this Amendment and the Note and other documents provided for in this Amendment, together with a sample of the true signature of each such officer.

     (b) Certificate of Incorporation and By-laws. A certified copy of any amendment or restatement of the Certificate or Articles of Incorporation or the By-laws of the Borrower made or entered following date of the most recent certified copies furnished to the Bank.

     (c) Consent by Guarantors. A Guarantors' consent in substantially the form of that attached hereto, executed by each of the Guarantors.

     (d) Extension Fee. The Borrower shall have paid to the Bank an extension fee in the amount of $100,000, which shall be non-refundable, but which may be applied to the up-front fee if on or before June 30, 1996, the Borrower and the Bank enter into a commitment for a new transaction to refinance the Credit Agreement.

                               ARTICLE IV -GENERAL

     4.1 Expenses. The Borrower agrees to reimburse the Bank upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by this Bank in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

     4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

     4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

     4.4 Law. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder.

     4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower and the

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Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and the successors and assigns of the Bank. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.


                                   FIRST BANK NATIONAL ASSOCIATION

                                   By:  /S/ DAVID A. DRAXLER
                                        ---------------------------------------

                                   Title:  Vice President


                                   VIDEO LOTTERY TECHNOLOGIES, INC.

                                   By:  /S/ RICHARD M. HADDRILL
                                        ---------------------------------------

                                   Title:  Executive Vice President



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